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                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                            ALLIANT TECHSYSTEMS INC.

                                                                                        Jurisdiction of
                                 Name of Subsidiary                                      Organization
                                 ------------------                                      ------------
Alliant Holdings LLC                                                                       Delaware
-  Alliant Conventional Munitions LLC                                                      Delaware
   -  Alliant Ammunition and Powder Company LLC                                            Delaware
      -  New River Energetics, Inc.                                                        Delaware
   -  Alliant Lake City Small Caliber Ammunition Company LLC                               Delaware
   -  Alliant Ammunition Systems Company LLC                                               Delaware

-  Alliant Defense Systems LLC                                                             Delaware
   -  Alliant Defense Electronics Systems, Inc.                                            Delaware
   -  Alliant Integrated Defense Company LLC                                               Delaware
   -  Alliant Power Sources Company LLC                                                    Delaware
   -  Alliant Precision Fuze Company LLC                                                   Delaware

-  Alliant Propulsion and Composites LLC                                                   Delaware
   -  Alliant Aerospace Company                                                            Minnesota
      -  Alliant Aerospace Composite Structures Company LLC                                Delaware
      -  Alliant Aerospace Propulsion Company LLC                                          Delaware
   -  Alliant Southern Composites Company LLC                                              Delaware
   -  Alliant Missile Products Company LLC                                                 Delaware

Alliant International Holdings Inc.                                                        Minnesota
-  Alliant Assurance Ltd.                                                                   Vermont

The Registrant has other subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of March 31, 2001.